UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 22, 2004

(Date of earliest event reported)

PEAK INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	0-29332	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44091 Nobel Drive, P.O. Box 1767, Fremont California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 449-0100

Item 9. Regulation FD Disclosure.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On July 22, 2004, Peak International Limited (the “Company”) held a conference call to discuss the financial results from its first fiscal quarter of 2005. At approximately minute 26 of the conference call, Mr. Calvin Reed, the Company’s Chief Executive Office, inadvertently stated that he believed that the overall market for one of the Company’s new products, disk caddies, was estimated to be “at $7.0 to $10.0 million a month.” In fact, Mr. Reed intended to state that he believes that the overall market for disk caddies is estimated to be approximately $15.0 million per year plus approximately $3.0 million a year in recycling services and that the Company would have a strong performance for its first year in this new segment if it were able to generate approximately $1.0 million in gross revenue from sales of disk caddies and recycling services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAK INTERNATIONAL LIMITED

Dated: July 23, 2004	By	/s/ William Snyder
	Name:	William Snyder
	Title:	Chief Financial Officer